Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GAN Limited

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 24, 2020, except for Note 22(b), which is December 7, 2020, relating to the consolidated financial statements of GAN Limited, which is included in the Registration Statement on Form F-1 (No. 333-251163).

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

December 16, 2020